                                                                                                                                                                                                                                       EXHIBIT 21
MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
(as of October 31, 2015)

Name	Percentage Ownership
Holjeron Corporation	100
IDL Worldwide, Inc.	100
Matthews Development, LLC	100
Kenuohua Matthews Electronic (Beijing) Company, Ltd.	60
Kenuohua Matthews Marking Products (Tianjin) Co., Ltd.	100
Matthews Canada Ltd.	100
Matthews Holding Company (U.K.) Ltd.	100
The InTouch Group Limited	100
Furnace Construction Cremators Limited	100
Matthews Environmental Solutions Limited	100
Matthews Industries	100
Matthews Bronze Pty. Ltd.	100
C. Morello (Australia) Pty Ltd.	100
Matthews International S.p.A.	100
Caggiati Espana S.A.	100
Caggiati France SARL	100
Gem Matthews International s.r.l.	95
Rottenecker-Caggiati GmbH	82
Matthews Packaging Graphics Asia Pte. Ltd.	100
Matthews Resources, Inc.	100
Matthews Swedot AB	100
Matthews Kodiersysteme GmbH	100
The York Group, Inc.	100
Milso Industries Corporation	100
York Casket Development Company, Inc.	100
Matthews Granite Company	100
Matthews Aurora, LLC	100
Aurora Products Group LLC	100
Aurora Casket Company, LLC	100
Aurora Logistics, Inc.	100
Aurora Southern, LLC	100
Aurora E-Business Services, LLC	100
Remembrance Products Group, LLC	100
Aurora Essentials, LLC	100
Aurora Cremation Solutions, LLC	100
Aurora Casket de Mexico S. de R.L. de C.V.	100
Aurora St. Laurent, Inc.	100
Alliance St.-Laurent Corporation	100
Venetian Investment Corporation	100
SGK LLC	100
Schawk Japan Ltd.	100
Schawk Thailand Ltd.	100
Schawk Worldwide Holdings, Inc.	100
Schawk Holdings Inc.	100
Miramar Equipment, Inc.	100
Schawk USA Inc.	100
Kedzie Aircraft, LLC	100
Schawk LLC	100
Schawk de Mexico SRL de CV	100
Schawk Servicios Admin. SRL de CV	100
Schawk Latin America Holdings, LLC	100
Schawk do Brasil Gestao de Marcas Ltda.	100
Schawk Panama Services, S de RL	100
Schawk Digital Solutions, Inc.	100
Schawk Worldwide (UK) Limited	100
Seven Seattle, Inc.	100
MATW Holding LLC	100

Name	Percentage Ownership
MATW North America Holding LLC
MATW UK Holding LLP	100
Winnetts UK Limited	100
MATW U.S. Holding LLC	100
Schawk Wace Group	100
Schawk Canada Inc.	100
Protopak Innovations, Inc	100
Schawk Germany GmbH	100
Desgrippes Gobe Group (Yuan Hosea)	100
Schawk UK Ltd.	100
Schawk UK Corporate Packaging	100
Schawk UK Holdings Ltd.	100
Schawk Holdings (Gibraltar) Ltd	100
Schawk (Gibraltar) Ltd.	100
Schawk (Gibraltar) Ltd. Luxembourg SCS	100
Schawk Luxembourg SARL	100
Brandimage Degrippes and LAGA SA	100
Brandimage Belgique Holding SA	100
Brandimage Desgrippes and LAGA SA	100
Brandmark International Holding B.V.	100
Anthem NL BV, fka DJPA Partnership B.V.	100
Schawk Asia Pacific Pte Ltd	100
Schawk India Pvt Ltd	100
Schawk Holdings Australia Pty Ltd	100
Anthem! DesignPty Ltd	100
Marque Brand Consultants Pty Ltd.	100
Schawk Australia Pty. Ltd.	100
Schawk Belgium BVBA	100
Schawk Hong Kong Ltd	100
Desgripes Gobe Group (HK) Limited	100
Desgrippes (Shanghai) Brand Consulting Co Ltd	100
Schawk Anthem Shenzhen Co Ltd.	100
Schawk Imaging (Shanghai) Co.	100
Schawk Imaging Sdn. Bhd.	100
Schawk Poland Sp z.o.o.	100
Schawk Spain S.L.	100
MATW Netherlands Holding B.V.	100
Matthews International Holding (Europe) B.V.	100
Matthews Brand Solutions, S. de R.L. de CV	100
Matthews International Netherlands B.V.	100
Saueressig Baski Oncesi Hazirlik Sistemier Sanaji ve Tricarct Amonin Sirketi	100
Matthews International Brasil Servicos de Marketing e Branding Ltda	100
Matthews Europe GmbH & Co. KG	100
5flow GmbH	100
Matthews Europe Verwaltungs GmbH	100
S+T Reprotechnick GmbH	100
Reproservice Eurodigital GmbH	100
Repro Busek Druckvorstufentechnick GmbH & Co. KG	100
Repro Busek Druckvorstufentechnick GmbH	100
Rasterpunkt Druckvorstufe fur Verpakungen GmbH	100
Rudolf Reproflex GmbH	100
Reproflex GmbH Leipzig	100
IDL Crack Europe GmbH	100
S&T Reprotechnik Switzerland Sarl	100
Klischeewerkstatt Scholler GmbH	100
Tact Group Limited	100
Shenzen Jun Ye Design & Production Limited	100
Reproflex Vietnam Limited Company	60
TWL Nyomdaipari es Kereskedeimi Koriatolt Felelossegu Tarsasag	100

Name	Percentage Ownership

Matthews International Holding GmbH	100
Saueressig Geschaftsfuhrungs GmbH	100
Saueressig GmbH & Co. KG	100
Saueressig Limited	61
Saueressig 000	100
Saueressig Design Studio GmbH	70
Saueressig Flexo GmbH & Co KG	100
Saueressig Flexo Geschaftsfuhrungs GmbH	100
Saueressig Polska Sp. z.o.o.	100
Matthews International Corporation Costa Rica S.R.L.	100
Wetzel Holding AG	100
Wetzel Service AG	100
Wetzel GmbH	100
Wetzel Academy GmbH	100
Wetzel Sp. z.o.o.	100